Exhibit 10.4

ATLANTIC CAPITAL BANCSHARES, INC.
CHANGE IN CONTROL PLAN
§ 1.
PURPOSE
The purpose of this Plan is to provide an appropriate measure of protection and security for a Participant in the event that a Change in Control is determined to be in the best interests of the Corporation's shareholders.
§ 2.
ADMINISTRATON
This Plan shall be administered by the Compensation Committee, which shall have the power and discretion to interpret this Plan and to take such other action in the operation and administration of this Plan as the Compensation Committee deems necessary or appropriate under the circumstances.
§ 3.
PARTICIPATION
3.1.    Senior Officers. The Compensation Committee shall select the individuals who shall (subject to § 3.2) participate in this Plan, but the Compensation Committee shall only select individuals who at the time of their selection are senior officers of the Corporation or the Bank.
3.2.    Termination of Participation. An individual's status as a Participant will (subject to § 5.5) terminate only upon his or her Separation from Service outside the Protection Period even if his or her status as a senior officer of the Corporation or the Bank ends before the date he or she has a Separation from Service.

§ 4.
DEFINITIONS
Bank: Means Atlantic Capital Bank and any successor to Atlantic Capital Bank.
Base Salary: Means a Participant's base salary as properly paid or accrued for the 12 month period which ends on the date of his or her Separation from Service.
Beneficiary: Means the person so designated by the Participant on the form provided by the Corporation for this purpose or, if no designation is made or no one so designated survives the Participant, his or her estate.
Board of Directors: Means the Board of Directors of the Corporation or, where applicable, the Board of Directors of the Bank.
Cash Severance Package: Means
(a)    an amount equal to 1.5 times the sum of (1) the Participant's Base Salary and (2) his or her target bonus in effect for the calendar year in which he or she has a Separation from Service; plus
(b)    an amount equal to the Participant's Base Salary times his or her highest annual incentive target bonus percentage in effect for the calendar year in which the Participant has a Separation from Service, prorated based on the number of days in such calendar year before the date of his or her Separation from Service.
Cause: Means any of the following:
(a)    the Participant has a Forfeiture Event which harms the Corporation or the Bank in any material respect or has violated in any material respect any restrictive covenants agreed to by the Participant in connection with any other matter related to the Corporation or the Bank; or
(b)    the Participant has violated in any willful and material respect the code of ethics and business conduct for officers and employees of the Corporation or the Bank, whichever is applicable, provided a copy of such code had been furnished to the Participant at the time such code first becomes effective and such code after a Change in Control is consistent in all material respects with the code of ethics and business conduct for the officers and employees of the Corporation or the Bank, whichever is applicable, as in effect immediately before the Change in Control; or
(c)    the Participant has refused to follow in any material respect any reasonable and proper and lawful directive from the Board of Directors of the Corporation or the Bank, whichever is applicable, the CEO or the individual to whom the Participant directly reports; or

(d)    the Participant has been convicted of a felony, which conviction standing alone is reasonably likely to have a material and adverse effect on the business or reputation of the Corporation or the Bank; provided, however, no Separation from Service for a Participant shall be for "Cause" unless (e) there shall have been delivered to the Participant within thirty (30) normal business days of the Corporation a written notice which sets forth the basis for such alleged "Cause" in reasonable detail, (f) the Participant after the delivery of such notice shall have had thirty (30) normal business days of the Corporation to address and cure any act or omission which is set forth in such notice as the basis for such alleged "Cause" and (g) the Participant fails to cure such act or omission before the end of such thirty (30) day period.
CEO: Means the individual who is the Chief Executive Officer of the Corporation.
Change in Control: Means any one of the following:
(a)    a change in any one year period in the members of the Corporation's Board of Directors or the Bank's Board of Directors such that the members of the Corporation's Board of Directors or the Bank's Board of Directors, whichever is applicable, at the beginning of such one year period no longer constitute a majority of the members of the applicable board at the end of such period unless the nomination for election for each new member of the applicable board was approved by at least two thirds (2/3s) of the individuals who were the members of the applicable board at the beginning of such one year period; or
(b)    any "person" (as that term is used in section 13(d)(3) or section 14(d)(2) the Securities Exchange Act of 1934, as amended) in one transaction or in a series of related transactions becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended ) of 40% or more the voting power of the Corporation's common stock or the Bank's common stock other than (i) an acquisition directly by or from the Corporation or the Bank, (ii) an initial public offering of the Corporation's common stock or the Bank's common stock, (iii) an acquisition by an employee benefit plan sponsored by the Corporation or the Bank or (iv) any transaction described in subsection (c)(i) through (c)(iii) of this definition of a Change in Control; or
(c)    the consummation of a merger or other corporate transaction involving the Corporation or the Bank unless (i) immediately after such consummation at least 50% of the voting power of the stock of the surviving corporation is held by the persons who were the Corporation's shareholders or the Bank's shareholders, whichever is applicable, immediately before such consummation in substantially the same proportion that they held the voting power of the stock of the Corporation or the Bank, whichever is applicable, immediately before such consummation, (ii) no person holds more than 20% of the voting power of the surviving corporation's stock (other than a person who immediately before such consummation held more than 20% of the voting power of the Corporation's stock or the Bank's stock, whichever is applicable) and (iii) at least 50% of the directors of the surviving corporation were members of the Corporation's Board of Directors or the Bank's Board of Directors, whichever is applicable, immediately before such consummation; or
(d)    the shareholders of the Corporation or the Bank approve a sale of substantially all of the assets of the Corporation or the Bank or a liquidation of the Corporation or the Bank.
Code: Means the Internal Revenue Code of 1986, as amended.
COBRA Severance Package: Means the reimbursement by the Corporation of the COBRA coverage premiums, if any, paid by the Participant for his or her self-only COBRA coverage each month, which reimbursement shall be made for the 18 month period which starts on the date of the Participant's Separation from Service or until the date the Participant is first eligible to receive at least self-only healthcare coverage from a new employer, whichever comes first.
Compensation Committee: Means the Compensation Committee of the Corporation's Board of Directors or any successor to such committee.
Corporation: Means Atlantic Capital Bancshares, Inc. and any successor to such corporation or, if there is a Change in Control of Atlantic Capital Bancshares, Inc. or any successor to such corporation as a result of the consummation of a merger or other corporate transaction, the corporation which survives such merger or other corporate transaction.
Forfeiture Event: Means an event described in Exhibit B as a Forfeiture Event.
Golden Parachute Tax: Means the 20% additional tax under Code § 280G and § 4999 on the payments made to an individual on account of a change in control.
Good Reason: Means any of the following:
(a)    any diminution in the Participant's position, duties or responsibilities, including any diminution in the reporting relationship with respect to who the Participant directly reports to (unless the change is from reporting directly to the CEO to reporting directly to the next most senior executive officer of the Corporation and such officer reports directly to the CEO) or with respect to the officers or offices or business functions which report directly to the Participant; or
(b)    any reduction in the Participant's base salary or annual bonus opportunity other than as part of a pro-rata reduction effected for the CEO and all other senior officers of the Corporation; or

(c)    any change in the Participant's primary work site if that site is outside a 25 mile radius from his or her primary work site on the date of the Change in Control unless his or her new primary work site is closer to his or her primary residence; or
(d)    the successor to the Corporation or the Bank fails to expressly adopt this Plan in the transaction documents related to a merger or other corporate transaction which constitutes a Change in Control; provided, however, no Separation from Service shall be for "Good Reason" unless (e) there shall have been delivered to the Corporation within sixty (60) normal business days of the Corporation a written notice which sets forth the basis for such alleged "Good Reason" in reasonable detail, (f) the Corporation after the delivery of such notice shall have had thirty (30) normal business days of the Corporation to address and cure any act or omission set forth in such notice as the basis for such alleged "Good Reason" and (g) the Corporation fails to cure such act or omission before the end of such thirty (30) day period.
Plan: Means this Atlantic Capital Bancshares, Inc. Change in Control Plan, as amended from time to time in accordance with § 6.
Protection Period: Means the period which begins on the date which is 90 days before and ends on the date which 540 days after a Change in Control.
Release: Means a general release which is the same in all material respects as the form of the release attached as Exhibit A to this Plan except that the time period to consider whether to sign the Release and the time period for revoking a Release which has been signed may be reduced to the extent consistent with the applicable requirements, if any, of the Older Workers Benefit Protection Act.
Separation from Service: Means a termination of employment which constitutes a permissible payment event under § 409A of the Code.
§ 5
Payment of Severance Package
5.1    Cash Severance.
(a)    Separation from Service. If during the Protection Period a Participant has a Separation from Service by reason of a termination of his or her employment without Cause or a resignation for Good Reason, the Corporation shall (subject to § 5.4 and § 5.5) pay the Cash Severance Package in accordance with this § 5.1.
(b)    Timing. The payments described in § 5.1(a) shall (subject to § 5.4 and § 5.5) be made by the Corporation in equal or substantially equal installments on each regular pay day for the

Corporation's officers in the 12 month period which starts as of the date the Participant has a Separation from Service.
(c)    Beneficiary. If the Participant dies before the Cash Severance Package has been paid in full, any unpaid part of the Cash Severance Package will continue to be paid to his or her Beneficiary at the same time and in the same amounts as the payments would have been made to the Participant.
5.2    COBRA Severance Package.
(a)    Reimbursement. If during the Protection Period a Participant has a Separation from Service by reason of a termination of his or her employment without Cause or a resignation for Good Reason, the Corporation shall (subject to § 5.4 and § 5.5) make the reimbursements called for under the COBRA Severance Package in accordance with the Corporation's standard expense reimbursement policy for executives; provided, however, for purposes of complying with § 409A of the Code, (1) a claim for reimbursement shall be paid by the Corporation within thirty (30) days following the date that the Corporation receives the properly completed claim for reimbursement if, and only if, the Corporation receives such claim before December 1 of the calendar year immediately following the calendar year in which the COBRA premium is paid by the Participant, (2) in no event will the reimbursement for the COBRA premiums for one calendar affect the reimbursement of COBRA premiums for any other calendar year and (3) in no event will a Participant's right to reimbursement be subject to liquidation or exchange for another benefit.
(b)    Death. The reimbursements called for in this § 5.2 will stop with the reimbursement of the last COBRA premium paid by the Participant before his or her death.
5.3    Outstanding Equity Grants and LTIP Awards.
(a)    Separation from Service. If during the Protection Period a Participant has a Separation from Service by reason of a termination of his or her employment without Cause or a resignation for Good Reason, then (1) the Participant's right to exercise any and all then outstanding stock option, warrant, restricted stock and other equity grants made to the Participant by the Corporation and the Bank shall (subject to § 5.4 and § 5.5) vest 100% at his or her Separation from Service and (2) the Participant's right to receive any then outstanding long term incentive plan awards shall (subject to § 5.4 and § 5.5) vest 100% and shall be paid at "target" in cash when, and if, permissible under § 5.4.
(b)    Death.     If a Participant dies on or after his or her Separation from Service while any stock option, restricted stock and other equity grants described in § 5.3(a) are outstanding, the Participant's vested interest in such grants shall pass to such person or persons as provided in the respective grants. If a Participant dies on or after his or her Separation from Service and before his or her long term incentive plan awards have been paid pursuant to § 5.3, any payment then due pursuant to § 5.3 shall be made to his or her Beneficiary.
5.4    Release.
(a)    Delivery. The Corporation shall have the right to require a Participant to timely sign a Release as a condition to the receipt of any payments or benefits under this Plan. If the Corporation desires to exercise such right, the Corporation shall deliver the Release to the Participant no later than seven (7) days after the date of his or her Separation from Service. If the Corporation fails to deliver the Release to the Participant before the end of such seven (7) day period, the Corporation shall be deemed to have irrevocably waived its right to require a Release.
(b)    Deadlines. The Release shall set forth the number of days which the Participant shall have to consider whether to sign and return the Release and the number of days which the Participant shall have to revoke a Release which he or she has signed. If the Participant fails to sign and return the Release to the Corporation before the end of the period he or she has to consider signing the Release or if the Participant revokes the Release before the end of period he or she has to revoke the Release, the Participant shall forfeit any right to any payments or benefits under this Plan.
(c)    Payments and Benefits. If a Release becomes irrevocable, the payments and benefits called for under this Plan shall be paid or made available no later than the end of the sixty two (62) day period which starts of the date of the Participant's Separation from Service and, to the extent permissible under § 409A of the Code, may be paid or made available before the end of such period. When payments are first to be made under this § 5.4(c) or benefits are first to be made available under this § 5.4(c), any payments or benefits which had been withheld pending the Release becoming irrevocable shall be included as part of the first payment or shall be made available when benefits are first made available.
(d)    Suspension. Any and all action with respect to payments and benefits under this Plan shall be suspended pending a forfeiture under § 5.4(b) or payments being made or benefits being made available under § 5.4(c).
5.5    Forfeiture Event. If a Participant has a Forfeiture Event which harms the Corporation or the Bank in any material respect, the Participant's participation in this Plan will immediately terminate as of the date of such Forfeiture Event, and he or she as of the date of such Forfeiture Event will forfeit any right to any further payments or benefits under this Plan. All payments made and benefits provided under this Plan shall be made or provided subject to the condition that there has been no such Forfeiture Event, a Participant by accepting any payments or benefits under this Plan shall be deemed to represent to the Corporation that there has been no such Forfeiture Event and the Corporation shall have the right to recoup any payments and benefits provided under this Plan after the date of such a Forfeiture Event.

5.6.    Golden Parachute Tax. If the Corporation's accounting firm determines that the Cash Severance Package, the COBRA Severance Package, the benefits under § 5.3 and any other payments or benefits will if paid in full trigger the Golden Parachute Tax, the Compensation Committee will reduce the Cash Severance Package, the COBRA Severance Package or the benefits under § 5.3, or some combination of the foregoing, to the extent required to eliminate the tax or, if the Participant would after paying the Golden Parachute Tax be financially better off being paid the full Cash Severance Package, the full COBRA Severance Package and the full benefits under § 5.3, all of the foregoing will be paid in full. Further, if a Participant's Separation from Service coincides with the Change in Control, the Corporation pursuant to § 280G of the Code will undertake all reasonable and proper steps to secure the approval of the Corporation's shareholder for the payment of the full Cash Severance Package, the full COBRA Severance Package and the full benefits under § 5.3 as well as any other payments and benefits then payable to the Participant if such approval would eliminate any Golden Parachute Tax risk for the Participant.
§ 6.
Amendment or Termination
This Plan may be amended or terminated by action of the Corporation's Board of Directors, provided that at least 75% of the then Participants (rounded up to the next whole number of Participants) consent in writing to the adoption of the amendment or the termination and the Corporation provides certified copy of such consent by each such Participant to all Participants.
§ 7
Miscellaneous
7.1    Disputes. Any legal action based on, arising out of, or relating to this Plan shall be brought in the federal or state courts in or for Fulton County, Georgia. The Corporation and the Bank each consent, and waive any objections, to personal jurisdiction and venue in these courts, and each Participant by virtue of his or her participation in this Plan shall be deemed to consent, and waive any objections, to personal jurisdiction and venue in these courts. If the Participant is the prevailing party in any such action, the Participant shall be entitled to recover from the Corporation or from the Bank his or her reasonable attorneys' fees and all other reasonable costs and expenses incurred by the Participant in connection with such action.
7.2    No Assignment. Neither a Participant nor a Beneficiary shall have the right to assign or otherwise transfer to any person any rights whatsoever which he or she might have under this Plan.

7.3    Applicable Law. This Plan shall be construed in accordance with and be governed by the laws of the State of Georgia other than any law which would require the application of the laws of another state or jurisdiction.
7.4    Headings. The headings for the provisions of this Plan are set forth for convenience of reference and shall not be used to affect in any way the meaning or interpretation of any provision of this Plan.
7.5    General and Unsecured Creditor Status. The status of a Participant's claim against the Corporation for a benefit under this Plan shall be the same as the status of a claim by a general and unsecured creditor of the Corporation, and any benefits payable under this Plan shall be paid solely from the Corporation's general assets.
7.6    Tax Withholding. The Corporation shall have the right to make such tax withholding from the benefits paid under this Plan as required under applicable law.

ATLANTIC CAPITAL BANCSHARES, INC.
BY: /s/ Douglas L. Williams______________
TITLE: Chief Executive Officer___________
DATE: July 10, 2014____________________

EXHIBIT A
GENERAL RELEASE
I, ________________________, as an express condition of receiving the Cash Severance Package and other valuable benefits under the Change in Control Plan (the “CIC Plan”) of Atlantic Capital Bancshares, Inc. (the “Corporation”), hereby freely and voluntarily enter into this General Release. Unless otherwise indicated below, all capitalized terms in this General Release shall have the meanings set forth in the CIC Plan.
1.    I understand that any payments or benefits paid or granted to me under the CIC Plan, including the Cash Severance Package, constitute consideration for signing and not revoking this General Release and are not salary, wages, benefits, or other consideration to which I was otherwise entitled. I understand and agree that I will not receive any of these payments or benefits, including the Cash Severance Package, unless I sign this General Release and do not revoke it within the time periods stated below.
2.    I knowingly and voluntarily, on behalf of myself and my spouse, heirs, executors, administrators, and assigns (collectively with me the “Releasors”), release and forever discharge the Corporation, all of its subsidiaries and affiliates, including Atlantic Capital Bank (the “Bank”), and all of their respective current and former officers, directors, members, employees, insurers, representatives, agents, and assigns (collectively with the Corporation and the Bank the “Released Parties”) from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any kind or nature whatsoever, whether in law and in equity, whether KNOWN OR UNKNOWN, suspected or unsuspected, from the beginning of time through the effective date of this General Release, which I or any of the other Releasors have or may have against the Corporation or the Bank or any of the other Released Parties, including arising out of, based on, or in connection with my employment with the Corporation or the Bank or the termination of such employment, including any allegation, claim or violation arising under: Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Civil Rights Act of 1991, as amended (the “1991 Act”); the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act) (the “ADEA”); the Equal Pay Act of 1963, as amended (the “EPA”); the Americans with Disabilities Act of 1990, as amended (the “ADA”); the Family and Medical Leave Act of 1993 (the “FMLA”); the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Corporation or the Bank, or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters (collectively the “Claims” and individually a “Claim”).

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3.    I represent and warrant that I have not sold, assigned, or otherwise transferred any of the Claims to any other person or entity.
4.    I understand and acknowledge that this General Release does not waive or release any rights or claims that I may have under the ADEA that arise after the date I sign this General Release.
5.    I further understand and acknowledge that I am not waiving any right that cannot be waived under applicable law, including the right to file a charge, complaint, or claim with, or to participate in any investigation or proceeding by, any governmental agency, including the Equal Employment Opportunity Commission; provided, however, that I disclaim any right to share or participate in any monetary award or other individual relief resulting from any such charge, complaint, claim, investigation, or proceeding.
6.    In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Corporation would not have agreed to provide the Cash Severance Package or other benefits under the CIC Plan. I further agree that in the event I bring a Claim against the Company or any of the other Released Parties, or in the event I seek to recover against the Company or any of the other Released Parties for any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by applicable law. I further represent and warrant that I am not aware of any pending legal action or administrative proceeding in which any of the Claims have been alleged or threatened.
7.    I agree that neither this General Release nor the availability of the Cash Severance Package or other benefits under the CIC Plan shall be deemed or construed at any time to be an admission by the Corporation or the Bank or any of the other Released Parties of any unlawful or improper conduct or wrongdoing of any kind or nature whatsoever.
8.    Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Corporation of the CIC Plan after the effective date of this General Release.
9.    Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
10.    This General Release shall be governed by the laws of the State of Georgia except to the extent that its choice of laws rules would call for the application of the laws of another state.

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BY SIGNING THIS GENERAL RELEASE, I REPRESENT, ACKNOWLEDGE, AND AGREE THAT:
(a)    I HAVE READ IT CAREFULLY;
(b)    I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER TITLE VII, THE 1991 ACT, THE ADEA, THE ADA, AND THE FMLA;
(c)    I HAVE BEEN OR AM HEREBY ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
(d)    I HAVE BEEN GIVEN AT LEAST 45 DAYS FROM MY RECEIPT OF THIS GENERAL RELEASE TO CONSIDER IT BUT I AM FREE TO ELECT TO SIGN IT SOONER;
(e)     ANY CHANGES TO THIS GENERAL RELEASE SINCE I INITIALLY RECEIVED IT ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL THEREFORE NOT RESTART THE REQUIRED 45 DAY CONSIDERATION PERIOD;
(f)    I HAVE 7 DAYS AFTER I SIGN THIS GENERAL RELEASE TO REVOKE IT IN WRITING (HAND DELIVERED, FAXED, OR POSTMARKED TO _________________), AND THIS GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED WITHOUT ME REVOKING IT;
(g)    I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY; AND
(h)    THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED, OR MODIFIED EXCEPT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE CORPORATION AND ME.

DATE:

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